UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2004

_________________

STRATOS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30869 (Commission File Number)	36-4360035 (IRS Employer Identification No.)

7444 West Wilson Avenue, Chicago, IL (Address of principal executive offices)	60706 (Zip Code)

Registrant’s telephone number, including area code: (708) 867-9600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

        On November 5, 2004, the registrant issued the press release attached as Exhibit 99.1 updating its guidance for the second quarter ended October 31, 2004 and advising that it anticipated its second quarter revenue would be approximately $18 million.

        The information contained in this report and the exhibits attached hereto is furnished solely pursuant to Item 2.02 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On November 5, 2004, the registrant issued the press release attached as Exhibit 99.2 announcing that James W. McGinley resigned on November 5, 2004 as President and Chief Executive Officer and a director of the registrant. In addition, the registrant and Mr. McGinley entered into an amendment dated November 5, 2004 to Mr. McGinley’s management retention agreement, which amendment is attached as Exhibit 99.3.

        Also on November 5, 2004, the registrant received an email attached as Exhibit 99.4 from Brian J. Jackman, a director of the registrant, advising that Mr. Jackman was resigning as a director of the registrant. Prior to his resignation, Mr. Jackman was a member of the registrant’s audit committee and its corporate development committee.

        Mr.Jackman indicated in his email that he resigned as a director because he believed that the registrant should have conducted an emergency board meeting in connection with Mr. McGinley’s resignation and the announcement referred to in Item 2.02. Mr. McGinley’s resignation came after discussions with certain members of the board, including the chairman of the board, and with the registrant’s compensation committee, which approved the amendment to Mr. McGinley’s management retention agreement. The registrant believed that it should publicly disclose the resignation as soon as practicable rather than delaying the announcement until a board meeting could be scheduled and conducted. Similarly, the registrant believed it should publicly disclose the information contained in the press release referred to in Item 2.02 as soon as practicable rather than waiting for a board meeting to be scheduled and conducted.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

         The following exhibits are furnished with this document:

Exhibit Number	Description of Exhibit
99.1	Press Release titled "Stratos International Updates Second Quarter Guidance" dated November 5, 2004.
99.2	Press Release titled "Stratos International Announces Leadership Change" dated November 5, 2004.
99.3	Amendment to Management Retention Agreement between Stratos International, Inc. and James W. McGinley dated November 5, 2004.
99.4	Email from Brian J. Jackman to Reginald W. Barrett, Chairman of the Board of Stratos International, Inc., dated November 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATOS INTERNATIONAL, INC. By: /s/ David A. Slack Name: David A. Slack Title: Chief Financial Officer and Executive Vice President

Date: November 12, 2004 EXHIBIT INDEX
Exhibit Number	Description of Exhibit
99.1	Press Release titled "Stratos International Updates Second Quarter Guidance" dated November 5, 2004.
99.2	Press Release titled "Stratos International Announces Leadership Change" dated November 5, 2004.
99.3	Amendment to Management Retention Agreement between Stratos International, Inc. and James W. McGinley dated November 5, 2004.
99.4	Email from Brian J. Jackman to Reginald W. Barrett, Chairman of the Board of Stratos International, Inc., dated November 5, 2004.

Exhibit 99.1

Stratos International Updates Second Quarter Guidance

CHICAGO, Nov. 5 /PRNewswire-FirstCall/ — Stratos International, Inc. (Nasdaq: STLW), a leading provider of optoelectronic, fiber optic, and radio frequency (RF) and microwave subsystems and components, today announced that it has revised its revenue guidance for its second quarter ended October 31, 2004. The Company currently expects its second quarter revenue to be approximately $18 million. Previous guidance for the Company’s fiscal year 2005 second quarter had been in the range of $19.5 and $21.5 million.

The revenue shortfall primarily resulted from anticipated returns of a specific transceiver sold to one customer. As a result of certain quality problems experienced with the product, management decided to accept returns and rework the parts to the customer’s satisfaction in order to maintain the integrity of Stratos’ business and product line. To reduce the risk of a recurrence, Stratos has implemented additional quality screens within its supply chain.

“While we are disappointed with the revenue shortfall, we are confident that we will resolve these issues in a timely manner,” said David Slack, Chief Financial Officer.

Stratos International plans to announce complete fiscal 2005 second quarter financial results on or around December 3, 2004.

ABOUT STRATOS INTERNATIONAL

Stratos International, Inc. is a leading designer, developer and manufacturer of active and passive optical, optoelectronic, RF and Microwave components, subsystems and interconnect products used in telecom, enterprise, military and video markets.

Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form factors for telecom, datacom and harsh environments application. This expertise, coupled with several strategic acquisitions, has allowed the Company to amass a broad range of products and build a strong IP portfolio of more than 100 patents. The Company is a market leader in several niches including high margin specialty optical products such as RJ and low rider transceivers, Media Interface Adapters, flex circuits, as well as high performance RF and microwave coax and triax interconnect products. The Company currently serves more than 400 active customers in telecom, military and video markets.

This press release contains predictions, estimates and other forward- looking statements regarding anticipated revenue growth, customer orders, manufacturing capacity and financial performance. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; the Company’s dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in the Company’s annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.

For additional information contact Stratos International at 7444 W. Wilson Ave., Chicago, IL USA 60706-4549; Tel: 708.867.9600. Fax: 708.867.0996. Website: http://www.stratoslightwave.com .

Exhibit 99.2

Stratos International Announces Leadership Change

CHICAGO, Nov. 5 /PRNewswire-FirstCall/ — Stratos International, Inc. (Nasdaq: STLW — News), a leading provider of optoelectronic, fiber optic, and radio frequency (RF) and microwave subsystems and components, today announced that James W. McGinley, Stratos’ President and Chief Executive Officer, has resigned as an officer and director of the Company in order to pursue other interests. Until a replacement is named, Mr. McGinley’s executive duties will be handled by Joe D. Norwood, Richard C. E. Durrant and David A. Slack, who are Executive Vice Presidents of Stratos. Mr. McGinley will continue to serve as a consultant to Stratos with respect to matters arising before his resignation.

Stratos Exploring Strategic Alternatives

In May, Stratos announced its decision to explore various strategic alternatives to maximize shareholder value, including the possible sale of the Company. Stratos has retained CIBC World Markets Corp. as its exclusive financial advisor. There is no assurance that a transaction will result involving the Company. Pending conclusion of the process, Stratos expects to continue operations as usual by seeking new business, developing new products and working with customers to maintain a high level of customer service.

About Stratos

Stratos International, Inc. is a leading designer, developer and manufacturer of active and passive optical, optoelectronic, RF and Microwave components, subsystems and interconnect products used in telecom, enterprise, military and video markets.

Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form factors for telecom, datacom and harsh environments application. This expertise, coupled with several strategic acquisitions, has allowed the Company to amass a broad range of products and build a strong intellectual property portfolio of more than 100 patents. The Company is a market leader in several niches including high margin specialty optical products such as RJ and low rider transceivers, Media Interface Adapters, flex circuits, as well as high performance RF and microwave coax and triax interconnect products. The Company currently serves more than 400 active customers in telecom, military and video markets.

For additional information contact Stratos International at 7444 W. Wilson Ave., Chicago, IL USA 60706-4549; Tel: 708.867.9600. Fax: 708.867.0996. Website: http://www.stratoslightwave.com.

Exhibit 99.3

AMENDMENT NO.3 TO
MANAGEMENT RETENTION AGREEMENT

        WHEREAS, Stratos International, Inc., a Delaware corporation (the “Corporation”) and James W. McGinley (“Executive”) entered into a Management Retention Agreement on or about October 17, 2002, which agreement was amended pursuant to an Amendment to Management Retention Agreement dated as of July 1, 2003 and further amended pursuant to an Amendment to Management Retention Agreement dated as of August 27, 2004 (as so amended, the “Agreement”);

        WHEREAS, Executive is hereby resigning from all officer and director positions with the Corporation and its subsidiaries;

        WHEREAS, the Corporation and the Executive wish to amend the Agreement as set forth below; and

        WHEREAS, Section 9(b) of the Agreement provides that it can be amended at any time by a written agreement executed by the Executive and an authorized officer of the Corporation.

        NOW, THEREFORE, BE IT RESOLVED, that the Agreement be and it hereby is amended as follows, effective immediately:

        1.  The introductory language to Section 3(a) of the Agreement is hereby amended and restated to read as follows:

“(a) In connection with Executive’s resignation from all officer and director positions with the Company on November 5, 2004, Executive shall be entitled to the following benefits:"

        For purposes of Section 3(a) of the Agreement, the termination of Executive’s employment shall be deemed to have occurred on December 31, 2004 rather than November 5, 2004. Accordingly (i) all lump sum cash payments required by Section 3(a) of the Agreement shall be paid by the Company on January 10, 2005 rather than within ten (10) days after the termination of Executive’s employment as otherwise required by the Agreement, (ii) all calculations for bonus payments as contemplated by Sections 3(a)(ii) and 3(a)(iii) of the Agreement shall be made as of December 31, 2004 rather than November 5, 2004, (iii) the option exercise period referred to in Section 3(a)(iv) shall run through December 31, 2007 rather than November 5, 2007, and (iv) the insurance coverage period referred to in Section 3(a)(iv) shall run through December 31, 2007 rather than November 5, 2007.

       2.    Section 10(a) of the Agreement is hereby amended and restated to read as follows:

“(a) Definition of Released Subject Matters. The term “Released Subject Matters” means and includes any and all matters relating or pertaining to or arising out of any agreement, arrangement, understanding or relationship between Executive and the Company, including specifically, but not by way of limitation, matters which may arise at common law, whether negligent or intentional, or under federal, state or local statutes, including without limitation the Fair Labor Standards Act, the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (“ADEA”), the Rehabilitation Act of 1973, the Equal Pay Act, the Americans with Disabilities Act, applicable civil rights acts and applicable labor and employment statutes; provided, that the term Released Subject Matters shall not include the obligations imposed by this Agreement, any matters arising after November 5, 2004, and any rights of Executive to indemnification, insurance or exculpation in connection with Executive’s service as a director or officer of, or consultant to, the Company.“

3. A new Section 13 is hereby added to the Agreement, to read as follows:

“13. Consulting Agreement. The Company and Executive agree that, until December 31, 2004, Executive shall serve as a consultant to the Company and shall make himself reasonably available to assist the Company in connection with ongoing litigation and to advise the Company and its officers, directors, employees, attorneys and agents in connection with matters that arose during Executive’s employment by the Company; provided, however, that the Company shall have the option to extend the consulting period until February 28, 2005 to the extent reasonably required as a result of the timing of the trial of the Lego case currently being litigated. Executive shall be paid for the consulting services performed until December 31, 2004 at a rate equal to his salary and bonus as of his resignation from employment and shall be paid for any consulting services performed after December 31, 2004 at a rate of $300 per hour. Executive shall be reimbursed for all reasonable out-of-pocket expenses incurred by Executive in connection with the consulting services to the extent such expenses are consistent and in accordance with the Company’s policies. The Company will continue to indemnify and hold harmless Executive in his capacity as a consultant to the Company to the same extent as it would have had Executive remained an officer and director of the Company, including with respect to the advancement of expenses. Without limiting the generality of the foregoing, Executive shall be deemed an “indemnitee” for purposes of Article VIII of the Company’s By-Laws.”

4. A new Section 14 is hereby added to the Agreement, to read as follows:

“14. Press Releases. Any press release or public announcement relating to Executive’s resignation from his employment from the Company shall be in a form mutually acceptable to the Company and Executive.”

        All references to this Agreement shall mean the Agreement as amended by this Amendment. The parties hereby agree to all of the provisions of this Amendment. Except as amended hereby, the Agreement does and shall remain in full force and effect.

        IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Corporation by its duly authorized officer, as of November 5, 2004.

STRATOS INTERNATIONAL, INC. By: /s/ David A. Slack Name: David A. Slack Title: Chief Financial Officer EXECUTIVE /s/ James W. McGinley James W. McGinley

Exhibit 99.4

Dear Reg,

I read with both interest and surprise the e-mails from Tom Stephens and Dave Slack announcing resignation of Stratos International’s CEO and the shortfall in quarterly earnings. I can think of no two events which would more demand an emergency board of director’s meeting than these. Reading about them in the press releases for the first time is not the way for me to satisfy my fiduciary duty to the Stratos shareholders, and therefore I have come to the conclusion that I must resign my directorship, effective immediately.

Sincerely,

Brian Jackman